As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0404430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Coraopolis Heights Road, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Atlas America, Inc. Investment Savings Plan

(Full title of the plan)

Edward E. Cohen

Chairman, Chief Executive Officer and President

Atlas America, Inc.

1550 Coraopolis Heights Road

Moon Township, Pennsylvania 15108

(Name and address of agent for service)

(412) 262-2830

(Telephone number, including area code, of agent for service)

Copies to:

Lisa Washington

Chief Legal Officer

Atlas America, Inc.

1845 Walnut Street

Philadelphia, PA 19103

(215) 546-5005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	200,000 shares	$11.71	$2,342,000	$92.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on November 21, 2008 as quoted on the Nasdaq National Market.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Atlas America, Inc. Investment Savings Plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Atlas America, Inc. Investment Savings Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and other documents required to be delivered to participants pursuant to Rule 428(b) are available without charge by contacting: Lisa Washington, Chief Legal Officer, Atlas America, Inc., 1845 Walnut Street, Philadelphia, PA 19103, (215) 546-5005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008, for the quarter ended June 30, 2008, filed with the SEC on August 11, 2008, and for the quarter ended September 30, 2008, filed with the SEC on November 7, 2008.

(c) The Registrant’s Current Reports on Form 8-K, filed with the SEC on August 27, 2008 and November 26, 2008.

(d) The Plan’s Annual Report on Form 11-K for the year ended September 30, 2007, filed with the SEC on April 14, 2008.

(e) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 7, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the Registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by applicable law; provided, however, the Registrant is not obligated to indemnify any director or officer with respect to a proceeding that was initiated by such director or officer unless such proceeding was authorized or consented to by the Board of Directors of the Registrant.

In addition, the Registrant’s Amended and Restated Bylaws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Registrant’s Amended and Restated Bylaws also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director or officer, of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

In addition, the Registrant’s Amended and Restated Bylaws provide that expenses incurred by a director or officer defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the Registrant.

The indemnification and advancement of expenses provided by the Amended and Restated Bylaws continues for a person who has ceased to be a director, officer, employee or agent.

In accordance with the Delaware General Corporation Law, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty except to the extent such limitation is not permitted under the Delaware General Corporation Law.

The Registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following Exhibits are furnished as part of this Registration Statement:

4	Atlas America, Inc. Investment Savings Plan (Restated Effective October 1, 2008)

5	Opinion of WolfBlock LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of WolfBlock LLP (contained in Exhibit 5)

24	Power of Attorney (included on signature pages of this Registration Statement)

The registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 26, 2008.

ATLAS AMERICA, INC.

By:	/s/ Edward E. Cohen
Edward E. Cohen
Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward E. Cohen, Jonathan Z. Cohen, and Matthew A. Jones, signing singly, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature	Title	Date

/s/ Edward E. Cohen Edward E. Cohen	Chief Executive Officer, President and Chairman of the Board of Directors	November 26, 2008

/s/ Jonathan Z. Cohen Jonathan Z. Cohen	Vice Chairman	November 26, 2008

/s/ Matthew A. Jones Matthew A. Jones	Chief Financial Officer	November 26, 2008

/s/ Nancy J. McGurk Nancy J. McGurk	Senior Vice President and Chief Accounting Officer	November 26, 2008

Signature	Title	Date

/s/ Carlton M. Arrendell Carlton M. Arrendell	Director	November 26, 2008

/s/ William R. Bagnell William R. Bagnell	Director	November 26, 2008

/s/ Donald W. Delson Donald W. Delson	Director	November 26, 2008

/s/ Nicholas A. DiNubile Nicholas A. DiNubile	Director	November 26, 2008

/s/ Dennis A. Holtz Dennis A. Holtz	Director	November 26, 2008

/s/ Harmon S. Spolan Harmon S. Spolan	Director	November 26, 2008

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on November 26, 2008.

ATLAS AMERICA, INC. INVESTMENT SAVINGS PLAN

By:	Atlas America, Inc.

By:	/s/ Edward E. Cohen
Edward E. Cohen
Chairman, Chief Executive Officer and President

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit No.	Document

4	Atlas America, Inc. Investment Savings Plan (Restated Effective October 1, 2008)

5	Opinion of WolfBlock LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of WolfBlock LLP (contained in Exhibit 5)

24	Power of Attorney (included on signature pages of this Registration Statement)